Exhibit 16

                           Schedule of Computation of
                          Performance Data Information

                             VIT FIXED INCOME FUND
                TOTAL RETURN FOR FISCAL YEAR ENDED DECEMBER 1996



------------------------------------------------------------------------------------------------------------------------------------
        A          B           C        D         E       F          G             H          I          J           K          L
                            CAPITAL                              CAPITAL GAINS   INCOME                           CURRENT
              INCOME PER    GAINS    REINVEST.   UNIT   INCOME      UNITS         UNITS      TOTAL     ACCOUNT    MONTH        YTD
    PERIOD       UNIT        UNIT     VALUE     VALUE   EARNED    PURCHASED     PURCHASED    UNITS     VALUE      RETURN      RETURN
------------------------------------------------------------------------------------------------------------------------------------
    Dec-95                                       12.53                                     1000.000   12530.00
    Jan-96     0.0639182               12.54     12.54   63.918      0.000         5.097   1005.097   12603.92      0.59%      0.59%
    Feb-96     0.0608311               12.34     12.25   61.141      0.000         4.991   1010.088   12373.58     -1.83%     -1.25%
    Mar-96     0.0626776               12.16     12.09   63.310      0.000         5.237   1015.325   12275.28     -0.79%     -2.03%
    Apr-96     0.0614023               11.99     11.94   62.343      0.000         5.221   1020.546   12185.32     -0.73%     -2.75%
    May-96     0.0627910               11.95     11.85   64.081      0.000         5.408   1025.954   12157.55     -0.23%     -2.97%
    Jun-96     0.0634699               11.81     11.92   65.117      0.000         5.463   1031.417   12294.49      1.13%     -1.88%
    Jul-96     0.0647172               11.85     11.89   66.750      0.000         5.614   1037.031   12330.30      0.29%     -1.59%
    Aug-96     0.0657966               11.93     11.80   68.233      0.000         5.782   1042.813   12305.20     -0.20%     -1.79%
    Sep-96     0.0642608     0.261     11.68     11.68   67.012     23.343         5.737   1071.893   12519.71      1.74%     -0.08%
    Oct-96     0.0636000               11.77     11.86   68.172      0.000         5.748   1077.641   12780.82      2.09%      2.00%
    Nov-96     0.0629128               11.96     12.00   67.797      0.000         5.650   1083.291   12999.49      1.71%      3.75%
    Dec-96     0.0636779               11.87     11.84   68.982      0.000         5.826   1089.117   12895.15     -0.80%      2.91%
------------------------------------------------------------------------------------------------------------------------------------

Annual return for one year equals:

    (Ending Account Value - Beginning Account Value)/Beginning Account Value

--------------------------------------------------------------------------------

                 1)  Input numbers for columns A,B,C,D,E
                            A = Month - Year
                            B = Income per unit
                            C = Capital Gains per unit
                            D = Capital Gain Reinvestment NAV
                            E = NAV per unit at Month End

                 2)  F = I^ * B, where I^ is from prior month

                 3)  G = I^ *C/D, where I^ is from prior month

                 4)  H = F/E

                 5)  I = I^ + H, wher I^ is from prior month

                 6)  J= E/I

                 7)  K =(J-J^)/J^, where J^ is from prior month

                 8)  L = ((L^ + 1)*(K + 1))-1, where L^ is from prior month

                               ELFUN MONEY MARKET
                TOTAL RETURN FOR FISCAL YEAR ENDED DECEMBER 1996


----------------------------------------------------------------------------------------------------------------------------------
        A          B          C         D        E         F           G          H           I         J          K          L
                            CAPITAL                              CAPITAL GAINS  INCOME                          CURRENT
               INCOME PER    GAINS   REINVEST. UNIT     INCOME      UNITS       UNITS       TOTAL    ACCOUNT     MONTH       YTD
     PERIOD      UNIT        UNIT     VALUE    VALUE    EARNED    PURCHASED   PURCHASED     UNITS     VALUE      RETURN    RETURN
----------------------------------------------------------------------------------------------------------------------------------
     Dec-95                                                                                1000.000   1000.00
     Jan-96     0.0042639                1       1       4.264      0.000       4.264      1004.264   1004.26      0.43%     0.43%
     Feb-96     0.0039015                1       1       3.918      0.000       3.918      1008.182   1008.18      0.39%     0.82%
     Mar-96     0.0040559                1       1       4.089      0.000       4.089      1012.271   1012.27      0.41%     1.23%
     Apr-96     0.0039082                1       1       3.956      0.000       3.956      1016.227   1016.23      0.39%     1.62%
     May-96     0.0040406                1       1       4.106      0.000       4.106      1020.334   1020.33      0.40%     2.03%
     Jun-96     0.0039368                1       1       4.017      0.000       4.017      1024.350   1024.35      0.39%     2.44%
     Jul-96     0.0039454                1       1       4.041      0.000       4.041      1028.392   1028.39      0.39%     2.84%
     Aug-96     0.0039563                1       1       4.069      0.000       4.069      1032.460   1032.46      0.40%     3.25%
     Sep-96     0.0038256                1       1       3.950      0.000       3.950      1036.410   1036.41      0.38%     3.64%
     Oct-96     0.0039754                1       1       4.120      0.000       4.120      1040.530   1040.53      0.40%     4.05%
     Nov-96     0.0038299                1       1       3.985      0.000       3.985      1044.516   1044.52      0.38%     4.45%
     Dec-96     0.0039409                1       1       4.116      0.000       4.116      1048.632   1048.63      0.39%     4.86%
----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Annual return for one year equals:

    (Ending Account Value - Beginning Account Value)/Beginning Account Value

--------------------------------------------------------------------------------

                     1)  Input numbers for columns A,B,C,D,E
                                 A = Month - Year
                                 B = Income per unit
                                 C = Capital Gains per unit
                                 D = Capital Gain Reinvestment NAV
                                 E = NAV per unit at Month End

                     2)  F = I^ * B, where I^ is from prior month

                     3)  G = I^ *C/D, where I^ is from prior month

                     4)  H = F/E

                     5)  I = I^ + H, wher I^ is from prior month

                     6)  J= E/I

                     7)  K =(J-J^)/J^, where J^ is from prior month

                     8)  L = ((L^ + 1)*(K + 1))-1, where L^ is from prior month



VIT U.S. EQUITY

CALCULATION OF 1996 TOTAL RETURN

This method compares a fund's net asset value (NAV), at the beginning and end of a This method compares a fund's net asset value (NAV), at the beginning and end of a period with the results being expressed as a percent change of the beginning net asset period with the results being expressed as a percent change of the beginning net asset value. The net asset value is adjusted to reflect the compounding effect of reinvesting value. The net asset value is adjusted to reflect the compounding effect of reinvesting dividends as well as capital gains distributions, if any. Dividends and distributions are dividends as well as capital gains distributions, if any. Dividends and distributions are reinvested on the ex-dividend date at the ex-dividend NAV. reinvested on the ex-dividend date at the ex-dividend NAV.

The following computation illustrates this methodology for 1996.

Factual Data                      VIT U.S. EQUITY


1. Opening NAV 12/29/95                                                  19.27

2. Closing NAV 12/31/96                                                  21.11

3. Distributions:

                    Ex Date                                           12/27/96
                    Amount / Unit                                      2.39271
                    NAV on ex-date                                       21.54

                    Ordinary Income                                     0.3475
                    Short Term Capital Gains                           1.26493
                    Long Term Capital Gains                            0.78028

Computation


                 =    21.11     *   (1+     ( 2.39271 / 21.54 ))      -19.27)
                      ---------------------------------------------------------
                                                    19.27
                 =    0.217174

                 =    0.217174   or                         21.72%



VIT INTERNATIONAL

CALCULATION OF 1996 TOTAL RETURN

This method compares a fund's net asset value (NAV), at the beginning and end of a period with the results being expressed as a percent change of the beginning net asset value. The net asset value is adjusted to reflect the compounding effect of reinvesting dividends as well as capital gains distributions, if any.
Dividends and distributions are reinvested on the ex-dividend date at the ex-dividend NAV.

The following computation illustrates this methodology for 1996.

Factual Data                       VIT INTERNATIONAL


1. Opening NAV 12/29/95                                                  17.37

2. Closing NAV 12/31/96                                                  18.34

3. Distributions:

                     Ex Date                                          12/27/96
                     Amount / Unit                                     1.80733
                     NAV on ex-date                                      18.14

                     Ordinary Income                                   0.07953
                     Short Term Capital Gains                          1.38949
                     Long Term Capital Gains                           0.33831

Computation


                 =         18.*4  (1+     ( 1.80733 / 18.14 ))      -17.37)
                         ------------------------------------------------------
                                                 17.37
                 =       0.16104

                 =        0.16104  or                     16.10%




                             VIT MONEY MARKET FUND
     CURRENT 7 DAY YIELD AND EFFECTIVE 7 DAY YIELD AS OF DECEMBER 31, 1996

------------------------------------------------------------------------------
        A           B          C                 D            E         F
                              Daily                         Current  Effective
                   Daily      Shares         Income Rate     7 Day     7 Day
       Date       Income    Outstanding       Per Share      Yield     Yield
------------------------------------------------------------------------------
       25-Dec      557.41   4,423,056.75      0.000126023
       26-Dec      563.66   4,440,107.14      0.000126947
       27-Dec      581.74   4,440,107.14      0.000131019
       28-Dec      581.74   4,440,107.14      0.000131019
       29-Dec      581.74   4,440,107.14      0.000131019
       30-Dec      596.09   4,440,107.14      0.000134251
       31-Dec      592.11   4,399,212.37      0.000134595    4.77%     4.88%
------------------------------------------------------------------------------
                                              0.000914873
------------------------------------------------------------------------------

                   1) Input Numbers for columns A, B, C

                   2) D= B/C

                   3) E = ((Sum of Column D) / 7 Days) * 365 Days

                   4) F = (( 1 + Sum of Column D) ^ (365/7)) -1



VIT FIXED INCOME FUND

Year to Date percentage return equals

                   Ending Account Value             -1
                   --------------------
                   Beginning Account Value

where

Beginning                   Account Value = the net asset value (NAV) at the
                            beginning of the year multiplied by 1000 "beginning
                            units" (a hypothetical number of Units.)

Ending Account Value =      Ending Units x NAV at the end of the year

Ending Units                Beginning units + number of units purchased month 1
                            + number of units purchased month 2 ... ...continued
                            through month 12.

Income Units Purchased
Each Month =                Total Income Earned that Month NAV at end of month

Income Earned = Income per unit multiplied by total number of units through end of prior months.

See attached Return calculations for the Period ending December 31, 1996.



VIT FIXED INCOME FUND 30 DAY SEC YIELD CALCULATION

SEC Yield = 2 ((((A-B)/(C-D)+1)^6)-1)

Where:

A = Dividends and Interest earned during the period

B = Expenses accrued for the period

C = Average daily number of shares outstanding during the period that were entitled to dividends

D = Offering price per unit on the last day of the period

The calculation below is based on the 30 day period ending December 31, 1995.

                   2(((  31090.75 -  3326.9)/(  455372.43 *   11.89)+1)^6)-1)
                   =        6.23%


